UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

Chenghe Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore	189767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

LatAmGrowth SPAC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2024, Chenghe Acquisition I Co. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which, holders of 5,240,994 of the Company’s ordinary shares, which represents approximately 77.25% of the ordinary shares issued and outstanding and entitled to vote as of the record date of November 27, 2024, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved:

(A)	the proposal to approve and adopt the business combination agreement dated as of December 22, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, FST Corp., a Cayman Islands exempted company with limited liability (“CayCo”), FST Merger Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of CayCo (“Merger Sub”), and Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“FST” and together with CayCo and Merger Sub, the “FST Parties”), and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into the Company with the Company being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and the Company will change its name to “FST Ltd.” (the “Business Combination”) (the “Business Combination Proposal”);

(B)	the proposal to approve and adopt the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”) and approve the transactions contemplated thereby, including, without limitation the Merger (the “Merger Proposal”);

(C)	the proposal to approve, with effect from the effective time of the Merger, the reclassification and re-designation of (a) 200,000,000 issued and unissued Class A ordinary shares of a par value of $0.0001 each to 200,000,000 issued and unissued ordinary shares of a par value of $0.0001 each; (b) 20,000,000 issued and unissued Class B ordinary shares of a par value of $0.0001 each to 20,000,000 issued and unissued ordinary shares of a par value of $0.0001 each; and (c) 1,000,000 authorized but unissued preference shares of a par value of $0.0001 each to 1,000,000 authorized but unissued ordinary shares of a par value of $0.0001 each (the “Re-designation”) so that following such Re-designation, the authorized share capital of the Company shall be $22,100 divided into 221,000,000 ordinary shares of a par value of $0.0001 each, and immediately after the Re-designation, the authorized share capital of the Company be increased from $22,100 divided into 221,000,000 ordinary shares of a par value of $0.0001 each to $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each by the creation of an additional 279,000,000 authorized but unissued ordinary shares of a par value of $0.0001 each to rank pari passu in all respects with the existing ordinary shares (the “Authorized Share Capital Amendment Proposal”); and

(D)	the proposals to approve, with effect from the effective time of the Merger (collectively, the “Articles Amendment Proposals”):

(a)	the change of name of the Company from “Chenghe Acquisition I Co.” to “FST Ltd.”; and
(b)	the amended and restated memorandum and articles of association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association (the “Restated M&A”).

The following is a brief description of the final voting results for each proposal submitted to a vote of the shareholders at the Extraordinary General Meeting.

1.	The Business Combination Proposal. The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
5,085,032	155,962	0

2.	The Merger Proposal. The Merger Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
5,085,032	155,962	0

3.	The Authorized Share Capital Amendment Proposal. The Authorized Share Capital Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
5,085,032	155,962	0

4.	The Articles Amendment Proposals. Each of the Articles Amendment Proposals was approved. The final voting tabulation for each proposal was as follows:

(a)	The proposal to approve, with effect from the effective time of the Merger, change the name of the Company from “Chenghe Acquisition I Co.” to “FST Ltd.”:

FOR	AGAINST	ABSTAIN
5,085,032	155,962	0

(b)	The proposal to approve, with effect from the effective time of the Merger, the amended and restated memorandum and articles of association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association:

FOR	AGAINST	ABSTAIN
5,085,032	155,962	0

As there were sufficient votes to approve the above proposals, the “Adjournment Proposal” described in the Proxy Statement/Prospectus was not presented to the shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition I Co.

By:	/s/Yixuan Yuan
Name:	Yixuan Yuan
Title:	Chief Executive Officer

Date: December 23, 2024